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                                                                  Exhibit 4.7(b)

Facility Lease Agreement (Dickerson L2) between Southern Energy Mid-Atlantic, LLC, as Lessee, and Dickerson OL2 LLC, as Owner Lessor, dated as of December 19, 2000

Facility Lease Agreement (Dickerson L3) between Southern Energy Mid-Atlantic, LLC, as Lessee, and Dickerson OL3 LLC, as Owner Lessor, dated as of December 19, 2000

Facility Lease Agreement (Dickerson L4) between Southern Energy Mid-Atlantic, LLC, as Lessee, and Dickerson OL4 LLC, as Owner Lessor, dated as of December 19, 2000